                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--36 (New Jersey and New York Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-49569 of our opinion dated August 18, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 25, 1999